                                                                 EXHIBIT H(1)(i)

                           FORM OF AMENDMENT NO. 1 TO

                                    EXHIBIT A

                              DELAWARE POOLED TRUST
                                  (THE "TRUST")

                         SHAREHOLDERS SERVICES AGREEMENT


         THIS EXHIBIT to the Shareholder Services Agreement between Delaware Pooled Trust and Delaware Service Company, Inc. ("DSC") entered into as of the__ day of_________, ___________ (the "Agreement") lists the Portfolios for which DSC provides services as Transfer Agent, Dividend Disbursing Agent and Shareholder Servicing Agent pursuant to this Agreement and the date on which the Agreement became effective for each Portfolio.



Fund Name                                                    Effective Date
---------                                                    --------------

The Large-Cap Value Equity Portfolio                       December 15, 1999
The Core Equity Portfolio                                  December 15, 1999
The Balanced Portfolio                                     December 15, 1999
The Equity Income Portfolio                                December 15, 1999
The Select Equity Portfolio                                December 15, 1999
The Mid-Cap Value Equity Portfolio                         December 15, 1999
The Mid-Cap Growth Equity Portfolio                        December 15, 1999
The Small-Cap Value Equity Portfolio                       December 15, 1999
The Small-Cap Growth Equity Portfolio                      December 15, 1999
The Real Estate Investment Trust Portfolio                 December 15, 1999
The Real Estate Investment Trust Portfolio II              December 15, 1999
The Global Equity Portfolio                                December 15, 1999
The International Equity Portfolio                         December 15, 1999
The Labor Select International Equity Portfolio            December 15, 1999
The Emerging Markets Portfolio                             December 15, 1999
The International Small-Cap Portfolio                      December 15, 1999
The International Large-Cap Equity Portfolio               December 15, 1999
The All-Cap Growth Equity Portfolio                        February 28, 2000
The Intermediate Fixed Income Portfolio                    December 15, 1999
The Aggregate Fixed Income Portfolio                       December 15, 1999
The High-Yield Bond Portfolio                              December 15, 1999
The Diversified Core Fixed Income Portfolio                December 15, 1999
The Global Fixed Income Portfolio                          December 15, 1999
The International Fixed Income Portfolio                   December 15, 1999